UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

May 12, 2014

PINNACLE FOODS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35844	35-2215019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Jefferson Road

Parsippany, New Jersey

07054

(973) 541-6620

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On May 12, 2014, Pinnacle Foods Inc., a Delaware corporation (the “Company” or “Pinnacle Foods”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, The Hillshire Brands Company, a Maryland corporation (“Hillshire Brands”), Helix Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Hillshire Brands (“Merger Sub Corporation”), and Helix Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Hillshire Brands (“Merger Sub LLC”), pursuant to which, among other things and subject to certain conditions described therein, (i) Merger Sub Corporation will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and, (ii) subject to delivery of a legal opinion from counsel to the Company regarding certain aspects of the tax treatment of the transactions, immediately after the consummation of the Merger, the Company will merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving company.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares owned by Hillshire Brands, the Company, Merger Sub Corporation or Merger Sub LLC and other than shares with respect to which appraisal rights are properly demanded and not withdrawn) will be cancelled and converted into the right to receive (i) $18.00 in cash, without interest (the “Cash Consideration”) and (ii) 0.5 (the “Exchange Ratio”) of a validly issued, fully paid and non-assessable share of Hillshire Brands common stock, par value $0.01 per share (“Hillshire Common Stock”) ((i) and (ii), together, the “Merger Consideration”).

Under the terms of the Merger Agreement, as of the Effective Time, each share of Company restricted stock and each Company restricted stock unit that is, in each case, subject to a performance-based vesting condition and which does not become vested in accordance with its terms as of the Effective Time, will be cancelled at the Effective Time with no consideration paid therefor. Any shares of Company restricted stock and Company restricted stock units that become vested in accordance with their terms as of the Effective Time and are outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive the Merger Consideration. Any accrued dividends on restricted stock and restricted stock units that become vested also will be distributed in cash, in accordance with the terms of the applicable award agreements.

Each option to acquire shares of Company Common Stock (other than any performance-based options that do not become vested in accordance with their terms and are cancelled at the Effective Time) that is outstanding and unexercised immediately prior to the Effective Time, will be converted into a stock option to acquire Hillshire Common Stock.

Hillshire Brands, Merger Sub Corporation, Merger Sub LLC and the Company have made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, Hillshire Brands and the Company have agreed, among other things, to covenants relating to (i) in the case of Hillshire Brands, calling and holding a special stockholders’ meeting to approve the issuance of Hillshire Common Stock in connection with the Merger and, in the case of the Company, to adopt the Merger Agreement, (ii) not soliciting alternate transactions and (iii) the use of reasonable best efforts to obtain governmental and regulatory approvals.

In connection with the execution of the Merger Agreement, Hillshire Brands obtained a financing commitment (the “Commitment Letter”) from Goldman Sachs Bank USA (“GS Bank”) and Goldman Sachs Lending Partners LLC (together with GS Bank, the “Initial Commitment Parties”), pursuant to which the Initial Commitment Parties have committed to provide (i) a senior secured revolving credit facility in an aggregate amount of $500 million and (ii) a senior secured term loan B facility in an aggregate amount of $4,800 million (the “Term Loan Facility”). The Commitment Letter provides Hillshire Brands with the right, at its option, to replace all or a portion of the Term Loan Facility with debt securities.

The completion of the Merger is subject to certain conditions, including, among others: (i) adoption by the Company’s stockholders of the Merger Agreement, (ii) approval by Hillshire Brands stockholders of the issuance of Hillshire Common Stock in connection with the Merger, (iii) the effectiveness of the registration statement on Form S-4 to be filed by Hillshire Brands for purposes of registering the shares of Hillshire Common Stock issuable in connection with the Merger and (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of certain governmental approvals.

The Merger Agreement contains specified termination rights for both Hillshire Brands and the Company. If the Merger Agreement is terminated under certain specified circumstances, the Company must pay Hillshire Brands a termination fee of $141 million or, if the Merger Agreement is terminated by Hillshire Brands due to a failure of the Company’s stockholders to adopt the Merger Agreement, a termination fee of $43 million. If the Merger Agreement is terminated under certain other specified circumstances, Hillshire Brands must pay the Company a termination fee of $163 million or, if the Merger Agreement is terminated by the Company due to a failure of the Hillshire Brands stockholders to approve the issuance of Hillshire Common Stock in connection with the Merger, a termination fee of $43 million. Further, if (i) there is a Company Takeover Proposal (as defined in the Merger Agreement), (ii) the Merger Agreement is terminated for a failure of the Company’s stockholders to adopt the Merger Agreement or willful breach by the Company of certain covenants relating to alternative proposals and (iii) within 9 months after such termination, the Company enters into any definitive agreement providing for, or consummates any transaction contemplated by, any Company Takeover Proposal, the Company must pay Hillshire Brands a termination fee of $141 million, less any termination fee previously paid in connection with the failure of the Company’s stockholders to adopt the Merger Agreement. If (i) there is a Parent Takeover Proposal (as defined in the Merger Agreement), (ii) the Merger Agreement is terminated for a failure of the Hillshire Brands stockholders to approve the issuance of Hillshire Common Stock in connection with the Merger or willful breach by Hillshire Brands of certain covenants relating to alternative proposals and (iii) within 9 months after such termination, Hillshire Brands enters into any definitive agreement providing for, or consummates any transaction contemplated by, any Parent Takeover Proposal, Hillshire Brands must pay the Company a termination fee of $163 million, less any termination fee previously paid in connection with the failure of the Hillshire Brands stockholders to approve the issuance of Hillshire Common Stock in connection with the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been filed to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Hillshire Brands or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other party to the Merger Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Hillshire Brands. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Hillshire Brands.

Concurrently with the entry into the Merger Agreement, Hillshire Brands entered into a Stockholders Agreement, dated as of the date of the Merger Agreement, with Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V-SMD L.P., Blackstone Participation Partnership V L.P. and BCPV Pinnacle Holdings LLC (collectively, the “Blackstone Entities”), which will become effective as of the closing of the Merger, and a Registration Rights Agreement, dated as of the date of the Merger Agreement, with the Blackstone Entities, which will become effective as of the closing of the Merger.

Voting Agreement

In connection with the execution of the Merger Agreement, Hillshire Brands entered into a Voting Agreement, dated May 12, 2014, with the Blackstone Entities, pursuant to which the Blackstone Entities have agreed to vote their shares of Company Common Stock (which represents approximately 51% of the outstanding shares of Company Common Stock) in favor of the adoption of the Merger Agreement and against, among other things, a competing takeover proposal. In addition, the Blackstone Entities have agreed not to solicit competing takeover proposals or enter into discussions or negotiations with respect thereto. However, if the Company’s board of directors changes its recommendation with respect to the Merger in connection with a superior proposal, the Blackstone Entities are required to vote only a number of shares equal to 33 1/3% of the outstanding voting power of the Company in favor of the adoption of the Merger Agreement and may vote the remaining shares in any manner at their sole discretion.

The Blackstone Entities have granted an irrevocable proxy in favor of designated officers of Hillshire Brands to vote their share of Company Common Stock as set forth above.

The Voting Agreement will terminate on the earliest to occur of (i) mutual written consent of Hillshire Brands and the Blackstone Entities, (ii) termination of the Merger Agreement, (iii) the Effective Time and (iv) the making of any change, by written amendment or written modification, in accordance with Section 8.1 of the Merger Agreement, to any provision of the Merger Agreement that reduces or changes the form of consideration payable pursuant to the Merger Agreement, in each case with respect to this clause (iv) without the prior written consent of the Blackstone Entities.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.01(b).	Changes in Control of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K concerning the structure and effects of the Merger and the related transactions is hereby incorporated by reference into this Item 5.01(b).

Item 5.02(e).	Compensatory Arrangements of Certain Officers.

In connection with the execution of the Merger Agreement, the Company also amended certain arrangements with its chief executive officer, Robert J. Gamgort, contingent upon the consummation of the Merger. Upon the consummation of the Merger, Mr. Gamgort’s employment will be terminated by the Company without “cause,” and he will be entitled to severance benefits in accordance with the Company’s severance benefit plan (as amended, as described below). In addition, upon the consummation of the Merger, the restrictive covenants applicable to Mr. Gamgort will be amended to identify specific companies in the food industry (rather than competitive businesses more generally) for which he has agreed not to perform services for the applicable restrictive covenant period following his termination of employment.

In connection with the execution of the Merger Agreement, the Company amended and restated its severance benefit plan (the “Amended Severance Plan”). These amendments included the following changes:

•	The Amended Severance Plan may not be amended during the one-year period following any “change in control” (as defined in the Amended Severance Plan, and which the Merger is expected to constitute).

•	Under the Company’s previous severance plan, an employee would only be eligible for severance benefits upon a termination of employment initiated by the Company without “cause”. Under the Amended Severance Plan, an eligible employee may resign and become eligible for severance benefits if the Company or its successor requires the employee to be based at an office location at least 50 miles from the employee’s current office location or requires the employee to travel substantially more than the employee currently does.

•	All benefits under the Company’s previous severance plan were subject to reduction if a benefit paid or granted under the Amended Severance Plan would constitute a “parachute payment” under Section 280G of the Internal Revenue Code. Under the Amended Severance Plan, these amounts are only subject to reduction if the reduction would result in a higher after-tax payment to the eligible employee than if the employee was paid the full benefits and was subject to all applicable taxes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of May 12, 2014, between the Company and Hillshire Brands

Exhibit 10.1	Voting Agreement, dated as of May 12, 2014, between the Blackstone Entities and Hillshire Brands

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains certain forward-looking statements with respect to the financial condition, results of operations and business of Pinnacle Foods and certain plans and objectives of Pinnacle Foods with respect thereto, including the expected benefits of the proposed merger with Hillshire Brands. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the transaction; the possibility that the expected synergies and value creation from the proposed merger will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions, including the receipt of approval of both Hillshire Brands’ stockholders and Pinnacle Foods’ stockholders; and the risk that financing for the transaction may not be available on favorable terms. These forward-looking statements are based on numerous assumptions and assessments made by Pinnacle Foods in light of its experiences and perceptions of historical trends, current conditions, business strategies, operating environments, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause Pinnacle Foods’ plans with respect to the proposed merger, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Pinnacle Foods assumes no obligation to update the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in Pinnacle Foods’ Annual Report on Form 10-K for the fiscal year ended December 29, 2013 and in its reports on Form 10-Q and Form 8-K.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed merger transaction involving Hillshire Brands and Pinnacle Foods will be submitted to the respective stockholders of Hillshire Brands and Pinnacle Foods for their consideration. In connection with the proposed merger, Hillshire Brands will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for the stockholders of Hillshire Brands and Pinnacle Foods to be filed with the Securities and Exchange Commission (the “SEC”), and each will mail the joint proxy statement/prospectus to their respective stockholders and file other documents regarding the proposed transaction with the SEC. Hillshire Brands and Pinnacle Foods urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the registration statement containing the proxy statement/prospectus and other documents free of charge at the SEC’s web site, http://www.sec.gov. These documents can also be obtained (when they are available) free of charge from Hillshire Brands upon written request to the Investor Relations Department, 400 South Jefferson Street, Chicago, Illinois 60607, telephone number (312) 614-8100 or from Hillshire Brands’ website, http://investors.hillshirebrands.com, or from Pinnacle Foods upon written request to the Investor Relations Department, 399 Jefferson Road, Parsippany, New Jersey, 07054, telephone number (973) 434-2924, or from Pinnacle Foods’ website, http://investors.pinnaclefoods.com.

PARTICIPANTS IN SOLICITATION

Hillshire Brands, Pinnacle Foods and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective stockholders of Hillshire Brands and Pinnacle Foods in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of Hillshire Brands and Pinnacle Foods in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Hillshire Brands’ executive officers and directors in its definitive proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on September 12, 2013. You can find more information about Pinnacle Foods’ executive officers and directors in its definitive proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2014. You can obtain free copies of these documents from Hillshire Brands and Pinnacle Foods using the contact information above.

NON-SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

PINNACLE COMPANY INC.

Date: May 12, 2014	By:	/s/ Craig Steeneck
	Name:	Craig Steeneck
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of May 12, 2014, between Pinnacle and Hillshire Brands

Exhibit 10.1	Voting Agreement, dated as of May 12, 2014, between the Blackstone Entities and Hillshire Brands